UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          SCHEDULE 14C AMENDMENT NO. 1
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

           Check the appropriate box:
     X     Preliminary Information Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    [ ]    Definitive Information Statement

                                K2 Digital, Inc.
                (Name of Registrant As Specified In Its Charter)

           Payment of Filing Fee (Check the appropriate box):

    [ ]    No fee required

     X     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

    (1)    Title of each class of securities to which transaction applies:
           COMMON STOCK

    (2)    Aggregate number of securities to which transaction applies:
           8,760,000

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): BASED UPON $0.03 PER SHARE WHICH IS THE AVERAGE OF THE BID AND ASKED PRICE AS OF FEBRUARY 12, 2003.

    (4)    Proposed maximum aggregate value of transaction: $262,800

    (5)    Total fee paid: $0

     X     Fee paid previously with preliminary materials.

     X Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount Previously Paid: $268.24
                ----------------------------------------------------------------
           (2) Form, Schedule or Registration Statement No.: SCHEDULE 14C
               ----------------------------------------------------------------
           (3) Filing Party: REGISTRANT
               ----------------------------------------------------------------
           (4) Date Filed: JULY 22, 2002

--------------------------------------------------------------------------------

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A (17 CFR 240.14A-101.)

        See Exhibit 99.1

ITEM 2. STATEMENT THAT PROXIES ARE NOT SOLICITED

        See Exhibit 99.1

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

        See Exhibit 99.1

ITEM 4. PROPOSALS BY SECURITY HOLDERS

        Not applicable

List of Exhibits:

99.1    Information Statement and Notice of Meeting, dated February__, 2003

                                K2 DIGITAL, INC.




                              Information Statement

                              and Notice of Meeting







                                February __, 2003







                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----
CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S LETTER.....................................................................4

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................5

SUMMARY...........................................................................................................7

THE COMPANIES.....................................................................................................8
         K2 Digital, Inc..........................................................................................8
         FutureXmedia, Inc.......................................................................................10

THE REVERSE STOCK SPLIT..........................................................................................10
         Certificate of Amendment................................................................................11
         Exchange Of Stock Certificates..........................................................................11

THE MERGER.......................................................................................................12
         Accounting Treatment of the Merger......................................................................12
         Regulatory Approvals....................................................................................13

ISSUANCE OF K2 STOCK.............................................................................................13

STOCKHOLDER APPROVAL.............................................................................................13
         Dilution................................................................................................13
         Appraisal Rights........................................................................................13
         Tax Consequences........................................................................................16
         Reasons for the Reverse Stock Split.....................................................................17
         Recommendations of K2's Board of Directors..............................................................17

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE MERGER................................................17

MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................................................17

DIRECTORS AND OFFICERS...........................................................................................18
         Background..............................................................................................18
         Director Compensation...................................................................................21
         Executive Compensation..................................................................................21
         Option Grants in Fiscal 2001............................................................................22
         Option Exercises and Year-End Option Value Table........................................................22
         Filing Requirements.....................................................................................23

BENEFICIAL OWNERSHIP.............................................................................................23

CHANGE IN CONTROL OF K2..........................................................................................24

MANAGEMENTS DICUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................24
         Overview................................................................................................25
         Results of Operations - K2 Digital......................................................................25
         Results of Operations - FX..............................................................................26
         Continuing Operations, Liquidity and Capital Resources - K2.............................................27
         Liquidity and Capital Resources; Plan of Operation - FX.................................................28
         Factors Affecting Operating Results and Market Price of Stock...........................................29

FINANCIAL STATEMENTS.............................................................................................32


                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----
         Unaudited Pro Forma Combined Condensed Financial Statements of K2 Digital, Inc. and FutureXmedia, Inc...32
         K2 Digital Inc., Consolidated Financial Statements......................................................38
         First Step Distribution Network, Inc. Financial Statements..............................................45

WHERE YOU CAN FIND MORE INFORMATION..............................................................................53

ANNEXES..........................................................................................................55
         Section 262 of the Delaware General Corporation Law.....................................................56
         Voting Ballot...........................................................................................61

                                K2 DIGITAL, INC.
                        770 Lexington Avenue, Sixth Floor
                               New York, NY 10021
                                 (212) 935-6000

                                                          February ______, 2003

Dear Stockholders of K2 Digital, Inc.:

         I am writing to you today about K2 Digital, Inc.'s ("K2") proposed Merger with FutureXmedia, Inc., f/k/a First Step Distribution Network Inc. ("FX").

         In connection with the merger, K2 will issue to FX an aggregate of 8,760,000 shares of common stock of K2. Upon completion of the merger, we expect that the shareholders of FX will own approximately 90% of the outstanding common stock of K2. K2's common stock is traded on the NASDAQ National Market under the trading symbol "KTWO.OB" and closed at a price of $0.01 per share on February 7, 2003. The proposed reverse stock split and merger will have a dilutive effect upon the shareholders of K-2. See "The Merger" in the accompanying Information Statement.

         We cannot complete the merger unless the stockholders of K2 approve the 1-for-5.1 reverse split of shares, the merger and the issuance of K2 common stock to FX in connection with the merger.

         THE BOARD OF DIRECTORS OF K2 HAS UNANIMOUSLY APPROVED THE FOLLOWING PROPOSALS AND RECOMMENDS THAT YOU APPROVE

         1)  THE 1-FOR-5.1 REVERSE STOCK SPLIT,

         2)  THE MERGER WITH FX,

         3) THE ELECTION OF NEW DIRECTORS, AND

         3)  THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER

BY PROVIDING YOUR AFFIRMATIVE VOTE AND SIGNATURE ON THE VOTING BALLOT ATTACHED.

         The accompanying information statement provides detailed information about K2, FX, the combined business and the merger. Please give all of this information your careful attention.

                                   Sincerely,

                                   /s/ Gary W. Brown
                                   ------------------------------------
                                       Gary W. Brown
                                       Chairman and Chief Executive Officer

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL FX AND K2 SHAREHOLDERS RECEIVE IN THE MERGER?

A: If the merger is completed, FX's shareholders will receive a total of 8,760,000 shares of common stock of K2 representing an approximate 90% ownership of the merged company and K2's shareholders will own approximately 10% of the merged company.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger by the end of March ______, 2003, but neither K2 nor FX can predict the exact timing of the closing.

Q:       WHO MUST APPROVE THE MERGER?

A: In addition to the approvals of the boards of directors of K2 and FX and FX's stockholders, which have already been obtained, K2's stockholders must approve the merger, the reverse stock split, election of new directors and issuance of K2 common stock in connection with the merger.

Q: WHAT VOTE OF K2 STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AND THE ISSUANCE OF K2 COMMON STOCK IN THE MERGER?

A: The affirmative vote of the holders of at least a majority of the shares of K2 common stock.

Q:       DOES THE BOARD OF DIRECTORS OF K2 RECOMMEND APPROVAL OF THE PROPOSALS?

A:       Yes.

Q:       HAVE THE DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF K-2 VOTED TO
         ---------------------------------------------------------------------
         APPROVE THE MERGER?
         -------------------

A: Yes, those individuals, owning approximately 50% of the outstanding shares of K-2 have voted in favor of the merger.

Q:       WHAT DO I NEED TO DO NOW?

A: K2 urges you to carefully read this information statement, including its annexes; and to consider how the merger will affect you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 53.

Q:       HOW DO I APPROVE THE MERGER?

A: After carefully considering this information statement, including its annexes, place your vote on the Voting Ballot, attached as Annex C on the last page of this Information Statement, sign the Voting Ballot and deliver it to K2 at K2 Digital, Inc., 770 Lexington Avenue, Sixth Floor, New York, New York 10021, Attention: Gary Brown.

Q:       DO I HAVE ANY RIGHTS IF I DO NOT APPROVE THE MERGER?

A: Yes. If you do not vote in favor of the merger, you may have "appraisal rights". See the Section "Stockholder Approval Appraisal Rights" at Page 14 of the accompanying Information Statement for a description of these rights.

                                     SUMMARY

         This summary highlights selected information from this Information Statement and Notice of Meeting (hereinafter referred to as the "Information Statement") and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including all annexes, and the documents to which we have referred you. See "Where You Can Find More Information" on page 53. This Information Statement is being furnished by the Board of Directors of K2 Digital, Inc. and is first being sent to the stockholders of K2 Digital, Inc. on February ___, 2003.

         The Special Meeting of Stockholders will be held on March ____, 2003, at 10:00 AM Eastern Daylight Time, at the offices of K2 Digital, Inc., 770 Lexington Avenue, Sixth Floor, New York, New York 10021. Stockholders of record as of February ____, 2003 will be entitled to vote on all proposals to come before the meeting. Representatives of Rothstein, Kass & Company, P.C., K2's auditors are not expected to attend the meeting.

         K2 Digital, Inc. ("K2") is a professional services company, which, until August 2001 when it sold substantially all of its assets, specialized in business consulting development and design related to digital communications. K2 provided comprehensive, integrated digital professional service, including strategic consulting, design and development of digital channels, online quantitive and usability research, and online marketing. K2 offered digital consulting and development services including strategic planning, systems design, creative design, implementation, and performance metrics and analysis.

         FutureXmedia, Inc., f/k/a First Step Distribution Network, Inc. ("FSDN"), successor to First Step Consulting, LLC, is a company which was recently formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and, more recently, to bring new electronic gaming products to market through the use of innovative new technologies and channels. FX is a consumer Internet entertainment company that aggregates rights to successful console and PC CD-Rom video games and re-distributes them via the Internet.

         On January 15, 2002, K2 and FX entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among FX and its shareholders (the "FX Shareholders") and First Step Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"). Under the terms of the Merger Agreement, as amended, K2 will acquire First Step by means of a triangular merger ("the Merger"), pursuant to which the Merger Sub will merge with and into FX in a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         As a condition to the Merger, K2 is required to implement a 1 for 5.1 reverse split (the "Reverse Stock Split") of the common stock, par value $.01 per share, of K2 ("K2 Common Stock), thereby reducing its outstanding shares of K2 Common Stock from 4,982,699 shares to approximately 977,000 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of K2. The Board of Directors of K2 has approved the Reverse Stock Split and will submit the Reverse Stock Split to the stockholders of K2 for their approval.

         FX's Shareholders will exchange their respective shares of common stock, no par value per share, of FX (the "FX Common Stock") for shares of K2 Common Stock. Each share of FX's Common Stock will be converted into the right to receive approximately one share of K2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the Merger Agreement, the aggregate number of shares of K2 Common Stock issuable to FX's Shareholders by virtue of the Merger as of the date of the Merger Agreement will equal approximately ninety percent (90%) of the issued and outstanding K2 Common Stock.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and FX will continue as the surviving corporation.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K2's current stockholders will own an aggregate of approximately 977,000 shares of K2 Common Stock or approximately 10% of the outstanding voting securities of K2, and FX Shareholders will own an aggregate of approximately 8,760,000 shares of K2 Common Stock or approximately 90% of the outstanding voting securities of K2. K2 Common Stock does not have preemptive rights and there is no cumulative voting. Each share of K2 Common Stock is entitled to one vote.

                                  THE COMPANIES

K2 DIGITAL, INC.

         K2 was founded in 1993 as a general partnership and initially operated a traditional graphic design business. In August 1994, K2 shifted its principal business to website design and creation. Thereafter, K2 incorporated as a Delaware corporation on January 1, 1996. After K2's initial public offering on July 26, 1996, K2 began to develop its business as a full-service digital professional services company. K2 has historically provided consulting and development services including analysis, planning, systems design, creation and implementation. In November 2000, K2 changed its name from K2 Design, Inc. to K2 Digital, Inc. As discussed below, K2 effectively ceased its operations in August 2001.

         K2's offices are located at 770 Lexington Avenue, Sixth Floor, New York, New York 10021 and its telephone number is (212) 935-6000.

Discontinued Operations; Disposition of Assets

         On May 15, 2001, K2 entered into a non-binding letter of intent with SGI Graphics LLC, a Delaware limited liability company ("SGI") pursuant to which SGI expressed its interest in purchasing shares of common stock of K2 that would have represented fifty-one percent (51%) of the issued and outstanding capital stock of K2 on a fully diluted basis. At the time of the execution of the letter of intent, K2 borrowed $250,000 from an affiliate of SGI, for working capital purposes; the borrowing was secured by a first priority security interest in all of the assets of K2. K2 and SGI were ultimately not able to agree on the definitive terms of the transaction and, in July 2001, K2 and SGI terminated negotiations and the letter of intent.

         On August 29, 2001, K2 sold certain of its fixed and intangible assets to Integrated Information Systems, Inc., a Delaware corporation ("IIS"), including certain of K2's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS.

         Under the terms of the purchase agreement governing the transaction (the "Purchase Agreement"), IIS assumed K2's office lease obligations, took up occupancy in K2's premises and made offers of employment to substantially all of the remaining employees of K2, which offers have been accepted.

         In addition to the purchase price and as consideration of K2's release of certain employees from the non-competition restrictions contained in their agreements with K2, K2 received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Purchase Agreement provided for K2 to receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remained employed by IIS through December 31, 2001. This additional contingent placement fee was to be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained. As of December 31, 2001, $31,000 of these contingent fees had been paid to K2 and $36,500 due to K2 remained unpaid by IIS.

         Under the Purchase Agreement, K2 also received from IIS a cash fee of $50,000 in return for entering into certain non-competition provisions contained in the Purchase Agreement, which provide that K2 will not, for a period of five years from the closing of the Purchase Agreement, (i) engage in any business of substantially the same character as the business engaged in by K2 prior to the transaction, (ii) solicit for employment any employee of IIS (including former employees of K2), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase Agreement) to do business with K2.

         Accordingly, the aggregate cash consideration delivered to K2 at closing was $544,000, of which approximately $258,000 was paid directly to an affiliate of SGI, K2's principal secured creditor, in order to release SGI's security interest in the assets of K2.

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or any remaining revenue sources beyond those few remaining receivables not purchased by IIS and not yet collected by K2. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets plus the additional payment due from IIS (collection of which is uncertain), together with assets not sold to IIS may not be sufficient to repay substantially all remaining liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in K2's financial statements. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

FUTUREXMEDIA, INC.

         FutureXmedia, Inc., f/k/a First Step Distribution was formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and commencing in 2002 effectively changed its business focus to bring new gaming products to market through the use of innovative new technologies and channels.

         FX is an Electronic Games Media company, which was formed on December 24, 2001 through the merger with First Step Consulting LLC. The principal business of FX is to bring new electronic game products to market through the use of innovative new technologies and channels. Examples include sales of subscription based electronic game services, sponsorship and hosting of regional, national, and international electronic game competitions, with multiple categories of participants, such as amateur status, collegiate status, professional status and Olympic status. FX is a consumer Internet entertainment company that aggregates rights to successful console and PC CD-Rom video games and re-distributes them via the Internet. FX's initial strategic focus is to create a lucrative secondary distribution "window" for hit titles licensed from Activision, EA Sports, THQ, Microsoft and other third party game developers/publishers. Just as the cable and motion picture industries are developing a video-on-demand infrastructure to deliver hit movies to home viewers, FX intends to provide a convenient and cost-effective online channel for gamers to enjoy previously published hit titles on a subscription or pay-per-view basis. Gamers will pay FX a $9.95 per month subscription fee to rent games, or, at their option a fee of approximately $19.95 to $29.95 to download and permanently own each title.

         Initial United States operations will focus on licensing and distributing on-line 3D games, licensed directly from companies such as Activision, EA Sports, Microsoft and other third party development vendors, as well as, transactional interface software(s) and hardware solutions tied to the personal computer original equipment manufacturer, personal computer peripheral, wireless handheld, DirectTV and Internet portal channel sales. Licensing discussions with Activision are already under way. FX intends to sell subscription based entertainment and develop interactive game environments that will offer the end user a great on-line or competitive TV game experience, at a fraction of the retail price, while offering the subscriber a continuously updated selection of 3D games, software products, interactive educational programs and entertainment content. FX's securities never have been publicly traded and FX never has paid any dividends. FX's offices are located at _______________________________________ and the telephone number is
________________.

                             THE REVERSE STOCK SPLIT

         As a condition to the Merger, to be discussed below, K2 is required to implement a 1 for 5.1 reverse split of K2 Common Stock (the "Reverse Stock Split"), thereby reducing its outstanding shares of Common Stock from 4,982,699 shares to approximately 977,000 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share.

         Pursuant to the Reverse Stock Split, each holder of K2 Common Stock immediately prior to the effectiveness of the Reverse Stock Split will receive one share of new common stock, par value $.01 per share, for every 5.1 shares of common stock then held.

         No fractional shares of new common stock will be issued in connection with the Reverse Stock Split. Instead, in calculating the number of shares to which a holder is entitled, K2 will round up to the next whole number. Thus, holders of common stock who would otherwise be entitled to receive a fractional share of new common stock because they hold a number of shares of common stock not evenly divisible by three will receive a full share for such fractional share.

CERTIFICATE OF AMENDMENT

         The Reverse Stock Split will become effective only upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Delaware Secretary of State. If the Reverse Stock Split is approved by the K2 stockholders, the Board of Directors intends immediately to file the certificate of amendment with the Delaware Secretary of State. Upon the effectiveness of the proposed amendment, Article Fourth of K2's restated certificate of incorporation would include an additional paragraph reading substantially as follows:

         "(8) The Corporation hereby declares that each 5.1 of the outstanding shares of the Corporation's Common Stock, par value $.01 per share, as of the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation, be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shall be issued upon such conversion and reconstitution. Instead the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share."

         Upon effectiveness of the certificate of amendment, the Reverse Stock Split will occur without any further action on the part of stockholders. The Reverse Stock Split will occur without regard to the dates on which stock certificates are physically surrendered in exchange for certificates representing shares of new common stock that shareholders are entitled to receive as a consequence of the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effectiveness of the Reverse Stock Split, transmittal letters will be mailed to each record holder of K2 Common Stock on the date of such effectiveness. The transmittal letters will be used in forwarding existing stock certificates for surrender and exchange for new certificates representing the number of shares of new common stock that stockholders are entitled to receive as a result of the Reverse Stock Split. The transmittal letters will be accompanied by instructions specifying other details of the exchange. Stockholders should not send in their certificates until they receive a transmittal letter.

         After the effectiveness of the Reverse Stock Split, each certificate representing shares of existing common stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of new common stock into which the shares evidenced by such certificate have been converted.

         With the exception of the number of issued and outstanding shares, the rights and preferences of our common stock prior and subsequent to the Reverse Stock Split will remain the same.

                                   THE MERGER

         On January 15, 2002, K2 entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among FX, a California corporation and the shareholders of FX and First Step Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"). In anticipation of the merger, the K2 formed the Merger Sub. Under the terms of the Merger Agreement, K2 intends to acquire FX by means of a triangular merger ("the Merger"), pursuant to which the Merger Sub will merge with and into FX in a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and First Step will continue as the surviving corporation. For more detailed information see the Agreement and Plan of Merger which is incorporated by reference to K2's current report on Form 8-K, filed on
January 17, 2002, and may be located at
www.sec.gov/Archives/edgar/data/1009624/000095012302000445/0000950123-02-000445.txt.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K2's current stockholders will own an aggregate of approximately 977,000 shares of common stock, par value $.01 per share of K2 (the "K2 Common Stock"), or approximately 10% of the outstanding voting securities of K2, and FX shareholders will own an aggregate of approximately 8,760,000 shares of K2 Common Stock or approximately 90% of the outstanding voting securities of K2.

ACCOUNTING TREATMENT OF THE MERGER

         In accordance with the recently issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," K2 will use the purchase method of accounting for a business combination to account for the Merger, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of FX business, including intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of FX business will be included in K2's financial statements prospectively as of the completion of the Merger.

REGULATORY APPROVALS

         Other than filings with the Securities and Exchange Commission and state securities regulators, the filing of the certificate of amendment of the certificate of incorporation of KS effecting the Reverse Stock Split and the filing of a certificate of merger with the California and Delaware Secretaries of State, K2 and FX are not aware of any regulatory approvals that are required to be obtained in connection with the merger.

                              ISSUANCE OF K2 STOCK

         In connection with the Merger, FX's shareholders will exchange their shares of common stock, no par value per share, of FX (the "FX Common Stock") for shares of K2 Common Stock. Each share of FX Common Stock will be converted into the right to receive one share of K2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the Merger Agreement, the aggregate number of shares of K2 Common Stock issuable to FX shareholders by virtue of the Merger as of the date of the Merger Agreement will be 8,760,000 shares, equal to approximately ninety percent (90%) of the issued and outstanding K2 Common Stock.

                  The exchange ratio for the merger was determined by the Board's of FX and K-2 to fairly represent the relative values of the companies, pre merger and post merger, including their business plans, financial resources and personal commitments. Since K-2 is essentially out of business, and FX has a history of losses, the determination necessary involved subjective judgments and estimates, which may or may not prove to be accurate.

                              STOCKHOLDER APPROVAL

         K2 stockholder approval of the Merger, Reverse Stock Split and issuance of K2 Common Stock in connection with the Merger is required under Delaware law. The affirmative vote of the holders of at least a majority of the shares of K2 Common Stock is required to approve i) the Reverse Stock Split, ii) the Merger,
iii) the election of new directors and iv) the issuance of K2 Common Stock in connection with the Merger.

         Any K2 stockholder may abstain from voting on the proposals to approve
i) the Reverse Stock Split, ii) the Merger, iii) the election of directors and
iv) the issuance of K2 Common Stock in connection with the Merger. However, the required vote to approve these proposals is based on the number of shares voting at the Meeting of Stockholders rather than outstanding shares and therefore abstentions will have no effect on the outcome of the proposal. A separate vote is not required to approve the election of FX directors as this is included as part of the Merger. A vote in favor of the Merger will include approval of the election of new directors of the post-merged entity.

DILUTION

         The Reverse Stock Split will not alter any stockholder's percentage interest in K2's equity, except to the extent that the Reverse Stock Split results in any of K2's stockholders owning a fractional share. In lieu of issuing fractional shares, K2 will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of effecting the Reverse Stock Split a whole share of K2 Common Stock. Additionally a result of the Reverse Stock Split will be that the number of shares of K2 Common Stock outstanding will be reduced from 4,982,699 to 977,000 and K2's stated capital will be reduced by approximately $43,413 and its additional paid-in capital will be increased by the same amount.

         In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of K2 Common Stock will entitle such holders to receive, upon exercise of their options, approximately one-fifth of the number of shares of K2 Common Stock, which such holders may purchase upon exercise of their options. Also, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased approximately fivefold.

         The cumulative effect of the Merger and the Reverse Stock Split will result in dilution to existing stockholders. Prior to the Merger and the Reverse Stock Split such stockholders will hold 4,982,699 shares, representing 100% ownership of K2. Following the Merger and the Reverse Stock Split such shares will represent approximately 10% ownership of K2.

APPRAISAL RIGHTS

         In connection with the consummation of the Merger all stockholders of K2 Common Stock as of the effective time of the Merger will have certain rights under the Delaware General Corporation Law (the "DGCL") to dissent and demand appraisal of and to receive payment in cash of the fair value of their K2 Common Stock. If the statutory procedures are complied with, such rights could lead to a judicial determination of the fair value required to be paid in cash to such dissenting stockholders for their K2 Common Stock. Any such judicial determination of the fair value of the K2 Common Stock could be based upon considerations other than or in addition to the market value of the K2 Common Stock, including asset values and the investment value of the K2 Common Stock. The value so determined could be more or less than the market value of the K2 Common Stock.

         The appraisal rights of dissenting stockholders of K2 are governed by
Section 262 of the DGCL. The following summary of the applicable provisions of
Section 262 of the DGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of
Section 262 which is set forth in Annex A.

         It is anticipated that the Merger will be authorized by a vote of stockholders holding at least 50.1%, but less than all of the issued and outstanding K2 Common Stock. This Information Statement is notice that a vote is being taken for which appraisal rights are provided. Stockholders of K2 Common Stock are entitled under the provisions of Section 262 of the DGCL, as an alternative to remaining a stockholder of K2, to a judicial determination of the fair value in cash of their K2 Common Stock. The following is a summary of the procedural steps that must be taken if the right of appraisal is to be validly exercised.

         Any stockholder of K2 Common Stock who did not vote in favor of the Merger and wishes to exercise his appraisal rights with respect to the Merger must file with K2, prior to the date of the Meeting of Stockholders being noticed by this Information Statement, a written demand for appraisal of his K2 Common Stock which includes i) his name and address and ii) a demand for appraisal of his K2 Common Stock. Failure to vote in favor of the Merger will not constitute the written notice required to be filed by a dissenting stockholder. A stockholder voting in favor of the Merger is not entitled to appraisal rights under Section 262 of the DGCL.

         A stockholder may not dissent as to less than all of his K2 Common Stock. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the K2 Common Stock held of record by such nominee or fiduciary. Furthermore if the K2 Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand for appraisal should be made in such capacity and if the K2 Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal should be made by or for all owners of record. An authorized agent, including one of two joint owners may execute the demand for appraisal for a holder of record; however such agent must identify the record owner(s) and expressly state in such demand that the agent is acting as agent for the record owner(s) of the K2 Common Stock.

         A record holder, such as a broker, who holds K2 Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the K2 Common Stock held for such beneficial owners. All demands for appraisal should be addressed to K2 at 770 Lexington Avenue, Sixth Floor, New York, New York 10021, Attention: Gary Brown.

         Within ten days of the effective date of the Merger, K2 will notify each stockholder who has provided a timely demand for appraisal, apprising such stockholder of the date the Merger was effective along with the amount of K2's offer for the stockholder's K2 Common Stock. If the stockholder chooses to accept K2's offer and delivers to K2 the certificate representing such K2 Common Stock within ten days of the offer, K2 will transmit payment in the amount of the offer to the stockholder within ten days of receipt of the stockholder's acceptance of the offer and such stock certificate.

         If the stockholder chooses not to accept K2's offer within ten days of the offer, the stockholder must institute a proceeding in the Delaware Court of Chancery to receive an appraisal of the K2 Common Stock. The parties to such appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them. However, the costs of the appraisal proceeding may be determined by the court and apportioned among the parties as the court deems equitable in the circumstances.

         Any stockholder who has timely demanded appraisal of his K2 Common Stock shall not have any rights as a stockholder of K2 after the effective date of the Merger. Any stockholder of

K2 Common Stock contemplating the exercise of his appraisal rights is urged to review carefully the provisions of Section 262 of the DGCL, attached hereto as Annex A.

         Failure by any stockholder of K2 Common Stock to follow precisely all of the steps required by the DGCL to perfect appraisal rights will result in the loss of those rights. In view of the complexities of the foregoing provisions of the DGCL, stockholders who are considering pursuing their appraisal rights may wish to consult with legal counsel.

TAX CONSEQUENCES

         K2 believes that the Federal income tax consequences of the Reverse Stock Split to holders of K2 Common Stock will be as follows:

                  (i) Except as explained in (v) below, no income, gain or loss will be recognized by a stockholder on the surrender of the current shares ("Old Shares") or receipt of the certificate representing new post-split shares ("New Shares").

                  (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares that were held as capital assets.

                  (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

                  (iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to K2.

                  (v) The Federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

                  (vi) The Reverse Stock Split should qualify as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986.

         K2's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he/she resides. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

         The conversion of FX's Common Stock to K2 Common Stock as required by the Merger Agreement will result in an increase in the number of shares of K2 Common Stock outstanding as described above. The objective of the Reverse Stock Split is to adjust the capital structure of K2 to make the K2 Common Stock a more attractive trading and investing vehicle, which may be expected to increase the liquidity and broaden the marketability of the K2 Common Stock.

         Except for minor increases in the number of shares outstanding resulting from the round up provisions in favor of existing stockholders, the Reverse Stock Split by itself will not affect stockholders' proportionate equity interest in K2 or the rights of stockholders with respect to each share of K2 Common Stock as to voting, dividends and other matters. Since there is no consideration received by K2 in connection with the Reverse Stock Split, the overall capital of K2 will not change as a result of the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Secretary of State of the State of Delaware, which will occur no earlier than _____ ___, 2003, which is twenty days after the mailing of this Information Statement.

RECOMMENDATIONS OF K2'S BOARD OF DIRECTORS

         AFTER CAREFUL CONSIDERATION, THE K2 BOARD OF DIRECTORS HAS DETERMINED THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER TO BE FAIR TO K2 STOCKHOLDERS AND IN THEIR BEST INTEREST AND DECLARED THE ISSUANCE ADVISABLE. K2'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT, THE MERGER, THE ELECTION OF NEW DIRECTORS AND THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER AND RECOMMENDS APPROVAL OF THESE PROPOSALS BY K2'S STOCKHOLDERS.

        INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE MERGER

         As of February ___, 2003, all K2 directors, executive officers and affiliates, beneficially owned in the aggregate approximately ____% of the outstanding shares of K2 common stock, representing ____% of the vote. All directors and executive officers of K2 have indicated their intention to vote all shares over which they exercise voting control in favor of the issuance of K2 Common Stock in connection with the Merger. Following completion of the Merger, such directors, executive officers and affiliates, will continue to own approximately _____% of the combined entities.


          MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         K2's Common Stock was delisted from the Nasdaq SmallCap Market ("NASDAQ") effective August 15, 2001 and currently trades in the over-the-counter market under the symbol "KTWO.OB." Prior to its delisting, K2's Common Stock was traded on NASDAQ under the symbol "KTWO." The following table sets forth, for the periods indicated, the range of high and low price quotes of K2's common stock as reported by the over-the-counter bulletin board (for periods subsequent to the delisting) and NASDAQ (for periods prior to the delisting) from the quarter ended September 30, 2000 through April 1, 2002. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


          Fiscal Quarter Ended          High            Low
          --------------------          ----            ---
          September 30, 2000           $10.50          $5.13
          June 30, 2000                $ 6.94          $4.13
          September 30, 2000           $ 6.75          $3.06
          December 31, 2000            $ 4.25          $0.44
          September 30, 2001           $ 1.06          $0.28
          June 30, 2001                $ 0.46          $0.26
          September 30, 2001           $ 0.29          $0.02
          December 31, 2001            $ 0.05          $0.02
          April 1, 2002                $ 0.07          $0.03
          July 1, 2002                 $ 0.15          $0.03
          September 30, 2002           $ 0.05          $0.03


         The approximate number of record holders of K2's common stock at September 30, 2002 was ____, not including beneficial owners whose shares are held by banks, brokers and other nominees. K2 never has paid any cash dividends.

                             DIRECTORS AND OFFICERS

BACKGROUND

         Pursuant to the Merger Agreement, the present directors of K2 have tendered their resignation effective upon the consummation of the Merger and Messrs Millet and Klein must be elected as directors of K2. Dr. Steven N. Goldstein resigned as director, effective September 30, 2002. K2 does not have presently a nominating or compensation committee of the board of directors. Set forth below are brief descriptions of the current directors and officers of K2 as well as the director nominees.

    NAME                                       POSITION
    ----                                       --------
Gary W. Brown                    Director, President, Secretary, Chief Financial
                                   Officer and Chief Operating Officer
Douglas E. Cleek                 Director
Matthew G. de Ganon              Director
David R. Sklaver                 Director
Robert Millet                    Nominee for Director
Leslie Klein                     Nominee for Director

         GARY W. BROWN, age 49, has been a director of K2 since February 2000 and joined K2 in April 2000 as Executive Vice President and Chief Operating Officer. Since August 31, 2001, Mr. Brown has served as President, Secretary, Chief Financial Officer and Chief Operating Officer of K2. Since November 14, 2001, Mr. Brown has served as Vice President and Managing Director of the Risk Management Division of Canadian Imperial Bank of Commerce (CIBC World Markets). Prior to that, Mr. Brown was employed from July 1980 through June 1999 in various management roles with UBS AG, the successor organization to Union Bank of Switzerland, including the role of New York Branch Manager. There he served as Division Head for Structured Finance, one of UBS's six operating divisions in the Americas prior to the merger of UBS with Swiss Bank Corporation in 1998. Post-merger, Mr. Brown was designated Chief Credit Officer-Americas for UBS's investment banking division, Warburg, Dillon Read, where he was responsible for capital commitments of the firm. Mr. Brown held various business development and risk management positions throughout his 19-year career at UBS. He also served as President of the New York Chapter of Robert Morris Associates, the trade association for the financial services risk management industry, and as an ex-officio member of the RMA National Board. Since 1991, he has served on the Board of Directors of Sefar Americas, a subsidiary of Sefar AG, a manufacturer of Swiss synthetic fabrics. Prior to joining UBS in 1980, Mr. Brown was employed from June 1976 through June 1980 with The Chase Manhattan Bank, having served in various business development functions. Mr. Brown received a Bachelor of Science degree in Business Administration from Oral Roberts University in May 1976. Mr. Brown has tendered his resignation as director of K2 effective upon the consummation on the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         DOUGLAS E. CLEEK, age 39, who co-founded K2 in 1993, has been a director of K2 since it was reorganized as a corporation in January 1995. From January 1995 until August 2001, Mr. Cleek served as K2's Executive Vice President--Chief Creative Officer. From 1993 until 1995, Mr. Cleek was a general partner of K2. For more than five years prior to that, Mr. Cleek was an art director for William Allen & Co. and its successor, A.J. Bart & Sons, specializing in graphic promotional materials for the hospitality industry. Mr. Cleek has tendered his resignation as director of K2 effective upon the consummation on the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         MATTHEW G. DE GANON, age 39, has been a director since he joined K2 in July 1995. Mr. de Ganon resigned from his position as an executive officer of K2 effective August 1, 2001. From that time until April 2002, Mr. de Ganon was employed by Integrated Information Systems, Inc., which purchased certain assets of K2 in August 2001. He was President of K2 from June 1996 to November 1998 and was also the Chief Operating Officer of K2 from July 1995 to November 1997. For the two years prior to joining K2, Mr. de Ganon operated a business that created CD-ROM products and offered consulting services regarding the use of electronic delivery to publishers of newsletters and directories. Mr. de Ganon is co-author of the essay, "Overcoming Future Shock on the Superhighway: Suggestions for Providers and

Technocrats," published and presented in the 1994 National Online Conference Proceedings. From August 1992 to July 1993, Mr. de Ganon was the Vice President of New Media of Superior Computer Systems, Inc., a software developer. Mr. de Ganon's work focused on UNIX-based 4GL accounting software customization for corporate clients. From May 1991 to July 1992, Mr. de Ganon was involved in casting administration for the Motion Picture Group of Universal Studios, Inc. He was a franchised theatrical agent with the Stone Manners Agency in Los Angeles, California from August 1987 to May 1991. Mr. de Ganon has tendered his resignation as director of K2 effective upon the consummation on the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         DAVID R. SKLAVER, age 50, has been a director of K2 since 1999. Since October 2001, Mr. Sklaver has been President and Chief Executive Officer of UPOC, Inc., a marketing company. From June 1997 to October 2001, Mr. Sklaver was a General Partner and Chief Executive Officer of Artustry Partnership, a strategic and creative marketing company, of which he was a founder. Since October 1995, Mr. Sklaver has also served as President of Phase 2, Inc. From 1993 to 1995, Mr. Sklaver served as President of Wells Rich Greene DDB, an advertising agency handling Fortune 500 clients. Prior to being promoted to President, Mr. Sklaver served as Executive Vice President, Director of Client Services of Wells Rich Greene from 1989 to 1993. From 1986 to 1988, Mr. Sklaver was Executive Vice President, Account Group Head, at advertising agency BBD Needham, New York. From 1984 to 1985, Mr. Sklaver was Managing Director of DDB's Sydney office. From 1978 to 1984, he served in Account Management at DDB New York. Prior to 1978, Mr. Sklaver held positions at Foote, Cone & Belding Advertising and Standard Brands, both advertising agencies. Mr. Sklaver has tendered his resignation as director of K2 effective upon the consummation of the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         ROBERT MILLET, age 35, is Chief Operations Officer--USA Division, First Step Distribution Network, Inc. Mr. Millet has over ten years experience in Senior Marketing and Sales positions within the high technology and entertainment industries. Prior to joining First Step Distribution Network, Inc. Mr. Millet was a Sr. Vice President and Partner at Hanson & Schwam, a Beverly Hills public relations and marketing firm. Mr. Millet was instrumental in creating the initial public offering for his marketing client, Mainframe Entertainment; and a key force in launching Computer Television Network (CTVN). While at Hanson & Schwam, Mr. Millet managed the marketing and promotional strategies of several independent production companies, such as Kushner-Locke, Paragon, and Handmade Films. Mr. Millet was also instrumental in developing the Eco-Challenge television sports franchise with MTV, Discovery and USA Networks. Mr. Millet graduated from the University of California at Los Angeles with a Bachelor of Arts in Economics.

         LESLIE KLEIN, age 55, a director of FX, has for the past five years been a practicing attorney and principal of Les Klein & Associates, Inc., a law corporation based in Sherman Oaks, California. Mr. Klein is admitted to practice law in the State of California and is a licensed certified public accountant.

DIRECTOR COMPENSATION

         Directors who are K2 employees receive no additional compensation for their service as directors. Directors not so employed are entitled to receive $25,000 in compensation annually and are entitled to be reimbursed for expenses incurred in connection with meeting attendance. In addition, each of K2's non-employee directors is granted options to acquire 5,000 shares of K2 Common Stock upon their election or reelection to the Board.

EXECUTIVE COMPENSATION

         The following table sets forth, for the last three completed fiscal years of K2, the total annual compensation paid or accrued by K2 for services in all capacities for the Chief Executive Officer, and those other executive officers (the "Named Executives") who were serving in executive capacities at the end of fiscal 2001 and had aggregate compensation in excess of $100,000.

                                              Annual            Long Term
                                          Compensation(1)      Compensation
                                          --------------------------------------
                                                           Restricted
                                                             Stock       Option
Name and Principal Position          Year    Salary ($)      Awards      Awards
--------------------------------------------------------------------------------

Gary W. Brown, President, Chief      2001    192,539(3)                  100,000
   Operating Officer, Secretary      2000    151,442        100,000(4)   268,000
   and Chief Financial Officer (2)   1999         --             --           --
--------------------------------------------------------------------------------

(1) The value of perquisites and other personal benefits does not exceed 10% of the officer's salary.
(2)  Joined K2 in April 2000 and remains as an officer and director.
(3) Mr. Brown accepted compensation less than provided for in his employment agreement during 2001, and has received no salary since December 31, 2001.
(4) 50,000 shares vested on April 14, 2001 and the remaining 50,000 shares vested on April 14, 2002. Based on the closing price of K2's common stock on April 14, 2000 of $5.00 per share, the fair market value of the restricted stock awards on the date of grant was $500,000.

         Mr. Brown signed an employment contract with K2 that expired on September 30, 2002. The employment contract provided for an annual salary of $225,000 and a discretionary annual bonus in the form of stock options up to a maximum of 100,000 shares of K2's Common Stock per year. Upon joining K2, Mr. Brown also received 100,000 shares of restricted stock and options to purchase up to 263,000 shares of K2's Common Stock, all of which had vested as of April 14, 2002. Pursuant to his employment contract, Mr. Brown is also subject to a non-compete restriction for twelve months after the termination of his employment.

OPTION GRANTS IN FISCAL 2001

         The following table sets forth individual grants of stock options made under K2's 1996 Stock Incentive Plan (the "1996 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") during the fiscal year ended December 31, 2001 for the Chief Executive Officer of K2 and each of the Named Executives.


                                           Percent of Total
                                          Options Granted to    Exercise or
                 Number of Securities        Employees in       Base Price
                  Underlying Options        Fiscal Year(1)        ($/Sh)        Expiration Date
    Name              Granted
------------------------------------------------------------------------------------------------

Gary W. Brown        100,000(2)                 33%               $0.75         January 2, 2011

------------------------------------------------------------------------------------------------



(1) Calculated as a percentage of total options granted to all employees under both the 1996 Plan and the 1997 Plan.
(2) Such options were granted under the 1997 Plan.

         No stock options were granted under the 1996 Plan and 300,000 stock options were granted under the 1997 Plan to all executive officers and directors as a group during the fiscal year ended December 31, 2001. Such options are exercisable at prices per share (reflecting the fair market value on the dates of grant) of $0.75 under the 1997 Plan. None of such options were exercised during fiscal 2001.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         The table set forth below shows the value of unexercised options under the 1996 Plan and the 1997 Plan held on December 31, 2001 by the Chief Executive Officer and each of the Named Executives.


                                                    Number of Securities               Value of Unexercised
                                                   Underlying Unexercised              In-the-Money Options
                     Shares                        Options at December 31,              held on December 31,
                    Acquired                                 2001                            2001 ($)(1)
                      on           Value        -----------------------------------------------------------------
Name                Exercise      Realized       Exercisable     Unexercisable    Exercisable      Unexercisable
-----------------------------------------------------------------------------------------------------------------


Gary W. Brown          --            --           268,000(3)       100,000(2)          0                 0

-----------------------------------------------------------------------------------------------------------------


(1) Based on the closing price of K2's Common Stock on December 31, 2001, the last day in fiscal 2001 on which the markets were open for business, which was $0.03.
(2)  Represents grants made under the 1997 Plan.
(3) Represents 246,000 options granted under the 1997 Plan and 22,000 options granted under the 1996 Plan.

FILING REQUIREMENTS

         K2 believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2001.

                              BENEFICIAL OWNERSHIP

         The following table sets forth information, as of December 31, 2002, as to the beneficial ownership of K2 Common Stock (including shares which may be acquired within 60 days pursuant to stock options) of each director of K2, the Chief Executive Officer of K2, all directors and executive officers as a group and persons known by K2 to beneficially own more than 5% of K2's Common Stock. Except as set forth below, each of the listed persons has sole voting and investment power with respect to the K2 Common Stock beneficially owned by such persons. Except as otherwise indicated, the address of each person included in the table is care of K2, 770 Lexington Avenue, Sixth Floor, New York, New York 10021.



                                     SHARES OF COMMON STOCK
      NAME OF OWNER                    BENEFICIALLY OWNED      PERCENT OF CLASS (1)
-----------------------------------------------------------------------------------

Matthew G. de Ganon                         936,993(2)               18.9

Douglas E. Cleek                            430,531(2)(3)             8.7

Gary W. Brown                             1,348,069(4)               27.2

David Sklaver                                15,000(5)                  *

Fusion Capital Fund II, LLC                 380,485                   7.7

Kurt A. & Suzanne L. Shore                  263,000                   5.3

-----------------------------------------------------------------------------------
 All Directors and Executive              2,300,062(6)               46.4
    Officers as a group (6 persons)


-------------------------
 *Less than one percent.


(1) Does not give effect to: (i) shares held in treasury and (ii) options held by persons other than the persons named above.

(2) Messrs. de Ganon and Cleek resigned from their positions as officers of K2 effective August 1, 2001. Pursuant to a 10-year voting agreement entered into by Messrs. de Ganon, Cleek, David Centner (a former Chief Operating Officer and Director of K2) and Bradley Szollose (a former Secretary and Director of K2), effective July 26, 1996 (the "Voting Agreement"), the voting control over 498,158 shares held by Messrs. Cleek, Centner and Szollose and 6,250 shares underlying presently exercisable stock options held by Mr. Cleek are vested in

     Mr. de Ganon. Such shares subject to the Voting Agreement must be voted in favor of the election of Mr. de Ganon. In addition, the Voting Agreement grants each party thereto a right of first refusal as to the sale of the others' K2 Common Stock. Messrs. de Ganon, Cleek, Centner and Szollose each disclaim beneficial ownership of those shares with respect to which they are not record owners. Mr. de Ganon's holdings also include 6,250 shares underlying presently exercisable stock options held by him.

(3)  Includes 6,250 shares underlying presently exercisable stock options.

(4) Includes: (i) 136,500 shares underlying presently exercisable stock options; (ii) 131,500 shares underlying options which vested on April 14, 2002, 50,000 shares underlying options which vested on January 2, 2002 and 50,000 shares underlying unvested stock options which will vest on January 2, 2003 and upon the occurrence of certain change of control transactions; and (iii) 50,000 shares of restricted common stock which vested on April 14, 2002. Mr. Brown disclaims beneficial ownership of all shares underlying unexercised and/or unvested options.

(5)  Includes 15,000 shares underlying presently exercisable stock options.

(6) Includes 345,500 shares underlying presently exercisable stock options and 50,000 shares underlying unvested stock options, all of which vest upon the occurrence of certain change of control transactions. Note that 430,531 of the 2,300,062 shares are subject to the Voting Agreement described above and are therefore listed as beneficially owned by both Mr. de Ganon and Mr. Cleek. These shares are counted only once for purposes of the aggregate number of shares of Common Stock beneficially owned by all directors and executive officers as a group.

                             CHANGE IN CONTROL OF K2

         K2 has entered into the Merger Agreement with FX, a California corporation, providing for the merger of FX with and into Merger Sub on the terms and conditions contained in the Merger Agreement. Upon consummation of the Merger, the shareholders of FX will own approximately 90% of the outstanding shares of K2 Common Stock. After the consummation of the Merger, Matthew G. de Ganon will no longer own a controlling interest in K2

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following presentation of management's discussion and analysis of financial condition and results of operations should be read in conjunction with the combined consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this Information Statement. This section and other parts of this Information Statement contain forward-looking statements that involve risks and uncertainties. The actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

         Founded in 1993, K2 operated as a digital professional services company that, until August 2001, has historically provided consulting and development services, including analysis, planning, systems design, creative and implementation. In August 2001, K2 effectively ceased operations as described below.

         FX, successor to First Step Consulting, LLC ("FSC"), was incorporated as Inficom, Inc. on July 25, 2001. On December 24, 2001, the board of directors of Inficom, Inc. approved the merger of FSC into Inficom and changed FX's name to First Step Distribution Network, Inc. FSC was established on June 1, 2000 and ceased its existence on December 26, 2001.

         On December 26, 2001, FSC contributed its net assets to FX in exchange for 900,000 shares of common stock in FX (a conversion rate of 9,000 shares of FX for each one percent membership interest in FSC).

         FX was initially formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and commencing in 2002 effectively changed its business focus to bring new gaming products to market through the use of innovative new technologies and channels.

RESULTS OF OPERATIONS - K2 DIGITAL

Sale of Assets and Discontinued Operations

         On August 29, 2001, K2 sold certain fixed and intangible assets of K2 to IIS, including certain of K2's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS.

         Under the terms of the Purchase Agreement, IIS assumed K2's office lease obligations, took up occupancy in K2's premises and made offers of employment to substantially all of the remaining employees of K2, which offers have been accepted.

         In addition to the purchase price and as consideration of K2's release of certain employees from the non-competition restrictions contained in their agreements with K2, K2 received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Purchase Agreement provided for K2 to receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remained employed by IIS through December 31, 2001. This additional contingent placement fee was to be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained. As of December 31, 2001, $31,000 of these contingent fees had been paid to K2 and $36,500 due to K2 remains unpaid by IIS. Collection of the amounts due is uncertain.

         Under the Purchase Agreement, K2 also received from IIS a cash fee of $50,000 in return for entering into certain noncompetition provisions contained in the Purchase Agreement, which provide that K2 will not, for a period of five years, (i) engage in any business of substantially the same character as the business engaged in by K2 prior to the transaction, (ii) solicit for employment any employee of IIS (including former employees of K2), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase Agreement) to do business with K2.

         Accordingly, the aggregate cash consideration delivered to K2 at closing was $544,000, of which approximately $258,000 was paid directly to K2 Holdings LLC, an affiliate of SGI, K2's principal secured creditor, in order to release SGI's security interest in the assets of K2.

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or any remaining revenue sources beyond those few remaining receivables not purchased by IIS and not yet collected by K2. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets plus the additional payment due from IIS (collection of the which is uncertain), together with assets not sold to IIS may not be sufficient to repay substantially all remaining liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in the financial statements reported herein. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

Revenues

         Revenues were recognized on a percentage-of-completion basis. Provisions for any estimated losses on incomplete projects were made in the period in which such losses were determinable. A portion of K2's revenues were generated on a fixed fee or cap fee basis, as well as on an hourly bill rate basis. Fiscal 2001 revenue of approximately $2 Million was realized during the first seven months of 2001 prior to the sale of assets to IIS and termination of K2's operations effective August 2001. K2 had revenues of approximately $5.2 Million for the full year ended December 31, 2000.

RESULTS OF OPERATIONS - FX

         FX was recently formed and has had limited operations to date. A comparison of the operating results for the period ended December 31, 2000 and the year ended December 31, 2001 would not be meaningful.

         FX has incurred operating losses aggregating approximately $914,000 since inception and, as of September 30, 2002, had a working capital deficiency of approximately $821,000, a cash overdraft position of approximately $11,000 and a stockholders' deficiency of approximately $601,000. These factors, among others, indicate that FX may be unable to continue operations as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classifications of assets and liabilities which could result should FX be unable to continue as a going concern.

         General and administrative expenses were $695,000 for the nine months ended September 30, 2002, compared to approximately 307,000 for the prior nine month period, an increase of approximately $388,000. The increase is principally for legal and accounting services in connection with the proposed Merger.

         Net loss for the nine months ended September 30, 2002 was approximately $799,000 compared to approximately $111,000 for the prior nine-month period. The increased loss was the result of the increased expenses discussed above and no revenues in 2002.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES - K2

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or revenue sources beyond those assets not purchased by IIS. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets plus the additional contingent payments from IIS, together with assets not sold to IIS may not be sufficient to repay substantially all of the liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in the financial statements reported herein. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

         The Board of Directors of K2 has determined that, subject to stockholder approval, the best course of action for K2 is to complete a business combination with a third party with an existing business. On January 15, 2002, K2 entered into the Merger Agreement described above. Under the terms of the Merger Agreement, K2 intends to acquire FX by means of a triangular merger, pursuant to which a subsidiary of K2 will merge with and into FX in a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

         As a condition to the Merger, K2 is required to implement the Reverse Stock Split described above. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of K2. The Board of Directors of K2 has approved the Reverse Stock Split and is submitting the Reverse Stock Split to the stockholders of K2 for your approval.

         In the event that the transactions contemplated by the Merger Agreement are not consummated for any reason, K2's remaining assets will not be sufficient to meet its ongoing liabilities and K2's remaining operations will be wound up subject to the approval of the stockholders of K2. The anticipated closing date for the Merger has been postponed due to delays in FX's ability to secure the financing for the transaction that is required pursuant to the terms and conditions of the Merger Agreement, as well as delays in the preparation and finalization of the requisite financial and other information about FX that is included in this Information Statement. K2 has been informed by representatives of FX that FX has succeeded in securing the necessary financing and financial statements and that FX expects to be able to consummate the Merger, subject to your approval.

         K2's December 31, 2001 financial statements contain an opinion disclosing that those statements have been prepared on a going concern basis, and that the ability of K2 to continue as a going concern is dependent on various factors, including the ability to raise additional debt or equity financing.

         K2 expects to keep its expenses at a minimum after the Merger until it commences significant income producing operations. K2's expenses after the Merger will consist primarily of salaries, occupancy costs, corporate expenses associated with its SEC and related reporting requirements and similar expenses.

         K2 does not presently have the funds necessary to meet its expected ongoing expenses. K2 intends to obtain additional funds from borrowings, the sale of K2 Common Stock, the sale of its equipment or other sources until it earns operating revenues. Management's plans include a proposed merger with a publicly traded "shell" company (K2) which would result in K2's assets and liabilities being assumed by that entity. If K2 is unsuccessful in completing the proposed Merger, management's alternative plan includes a further search for a similar business combination or strategic alliance. K2 is currently not in discussions with any other entity other than FX. There is no assurance that this transaction or management's alternative plan will be realized.

LIQUIDITY AND CAPITAL RESOURCES; PLAN OF OPERATION - FX

         FX's working capital has been provided from shareholder loans, equity placements and operations. For the period June 1, 2000 (inception) to September 30, 2002 FX has raised approximately $786,000.

         As a result of the transactions contemplated in the Merger Agreement, FX will require additional cash for operations. Neither FX nor K2 presently has any material commitment for the purchase of equipment or other fixed assets. FX currently does not expect to hire a significant number of employees (other than as described above) or acquire or sell plant or equipment during the next 12 months.

         FX entered into an agreement (the "April Agreement") in April 2002 with Digital.Com, Inc. and certain controlling shareholders of Digital.Com, Inc. pursuant to which these entities agreed to provide FX with a $350,000 bridge loan and, following the merger between FX and K-2, merge Digital.Com, Inc. with and into the surviving entity. Effective July 1, 2002 the April Agreement was terminated. Subsequently, effective November 11, 2002 the parties who had made the bridge loan to FX agreed to convert the outstanding principal amount of the loan into 6,600,000 shares of FX's common stock. The transaction was approved by all of the shareholders of FX.

         Following completion of the merger, certain of these shareholders have agreed to continue to advance operating funds to FX to fund operations until FX achieves positive cash flow.

FACTORS AFFECTING OPERATING RESULTS AND MARKET PRICE OF STOCK

K2 has effectively discontinued its operations

         In August 2001, K2 sold certain fixed and intangible assets essential to its business operations and entered into a purchase agreement containing provisions restricting K2's ability to continue to engage in the business engaged in by K2 prior to the transaction. Accordingly, K2's remaining operations have been limited to liquidating assets, collecting accounts receivable, paying creditors, and negotiating and structuring the transactions contemplated by the Merger Agreement or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2.

K2's stock has been delisted from the Nasdaq SmallCap Market

         K2's common stock was delisted from the Nasdaq SmallCap Market effective August 15, 2001 and currently trades in the over-the-counter market. On March 13, 2001, the Staff of the Nasdaq Stock Market notified K2that it had failed to demonstrate a closing bid price of at least $1.00 per share for 30 consecutive trading days and was in violation of Nasdaq Marketplace Rule 4310(c)(4). In accordance with applicable Nasdaq Marketplace rules, K2 was provided a 90-day grace period, through June 11, 2001, during which to regain compliance. On June 20, 2001, K2 requested a hearing, which effectively stayed the delisting. However, after submission of materials in support of K2's position to the Panel, the Panel decided to delist K2's Common Stock from the Nasdaq SmallCap Market as of the open of business on August 15, 2001. The delisting of K2's common stock from the Nasdaq SmallCap Market is likely to materially and adversely decrease the already limited liquidity and market price of the common stock, and may increase both volatility and the "spread" between bid and asked prices of the common stock.

Lack Of Liquidity

         EACH OF K2 AND FX CONTINUES TO EXPERIENCE SEVERE CASH FLOW PROBLEMS RESULTING FROM THE DISCONTINUANCE OF K2'S BUSINESS AND LACK OF SIGNIFICANT REVENUES FOR FX. FURTHER, K2'S INDEPENDENT AUDITORS HAVE INCLUDED A PARAGRAPH IN THEIR OPINION WHICH INDICATES THAT, BASED ON RECENT OPERATING LOSSES, ALONG WITH EXISTING WORKING CAPITAL AND ACCUMULATED DEFICITS, THERE IS SUBSTANTIAL DOUBT ABOUT K2'S ABILITY TO CONTINUE AS A GOING CONCERN.

Each of K2 and FX has a history of losses and may experience future losses.

         K2 has incurred net losses of approximately $5.1 million and $1.9 million for the years ended December, 2001 and 2000, respectively and a loss of approximately $75,000 for the nine months ended September 30, 2002. As of August 2001, K2 effectively ceased operations. FX incurred a loss of approximately $7,000 for the period June 1, 2000 (inception) to December 31, 2000, an approximate $110,000 loss for the year ended December 31, 2001 and an approximate $800,000 loss for the nine months ended September 30, 2002. These losses are primarily attributable to sales levels insufficient to meet the costs associated with the development and marketing of new products and discontinuance of operations. There can be no assurance that the combined company will generate sufficient revenues to meet expenses or to operate profitably in the future. These losses present a significant risk to stockholders. If we cannot achieve profitability or positive cash flows from operating activities, we may be unable to meet our working capital and other payment obligations, which would have a material adverse effect on our business, financial condition and results of operation and the price of K2 Common Stock. In addition, if we cannot achieve sustained profitability we will be forced to sell all or part of our business, liquidate or seek to reorganize.

FX is engaged in a highly competitive business.

         The market for electronic games is extremely competitive. In most of the markets in which we will compete our competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than we do. Competition could become even more intense if new companies enter the market or if our existing competitors expand their product lines. We intend to compete on the basis of product features and capabilities, performance and price. An increase in competition could have an adverse effect on our operating results, both in terms of lost market share and revenues and required investments in research and development and sales and marketing in order to remain competitive. There can be no assurance that we will be able to make technological advances or that we will have sufficient resources to fund the necessary research and development, marketing and sales efforts that will enable us to profitably compete in our markets.

The combined entity will need to seek additional capital to fulfill our business plan.

         At September 30, 2002, FX had a cash overdraft position of approximately $11,000. During the first three fiscal quarters of 2002, working capital deficit increased from approximately $118,000 at December 31, 2001 to approximately $821,000 at September 30, 2002.

         As of the date of this Information Statement, FX and K2 combined have no cash or accounts receivable. FX is in various stages of negotiation with several large potential customers as well as potential sources of financing. Neither K2 nor FX can offer any assurance as to the outcome of these negotiations.

K2 outstanding shares may be diluted.

         The combined effect of the Merger and Reverse Stock Split will result in dilution to each K2 stockholder's percentage ownership interest in K2 and could adversely affect the market price of the K2 Common Stock following the Merger.

         On September 30, 2002, there were outstanding a total of 4,982,699 shares of K2 Common Stock, which after giving effect to the Reverse Stock Split, will be reduced to 977,000 shares. There would be issuable approximately 8,760,000 additional shares of K2 Common Stock in the Merger to FX shareholders. [Insert 26] The sale or availability for sale of a significant number of shares of K2 Common Stock in the public market could adversely affect the market price of the K2 Common Stock. The availability to K2 of additional equity financing, and the terms of any such financing, may also be adversely affected by the foregoing. K2 currently has 25,000,000 authorized shares of K2 Common Stock and 1,000,000 shares of preferred stock, none issued and outstanding.

Insiders own a substantial number of our shares and could limit your ability to influence the outcome of key transactions, including a change of control

         As of September 30, 2002, our executive officers, directors and entities affiliated with them beneficially owned, in the aggregate, approximately 46.4% of our outstanding K2 Common Stock. These stockholders, if acting together, would be able to influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Other factors and events of September 11, 2001

         K2 and FX further caution that the factors referred to above and those referred to as part of particular forward looking statements may not be exhaustive, and that new risk factors emerge from time to time. Further, the independent auditors of K2 and FX have included a paragraph in their opinions which indicates that, based on recent operating losses, along with existing working capital and accumulated deficits, there is substantial doubt about the ability to continue as a going concern. Neither K2 nor FX undertakes to update any forward looking statements it may make or has made on its behalf to reflect changes in its expectations or assumptions or the risks and uncertainties referred to. The events of September 11, 2001 resulted in delayed buying decisions and changes to capital spending plans of many of our potential customers. We hope that this phenomenon is short-term and most of the business affected was not necessarily lost but deferred. Coupled with the general economic slow-down, there can be no assurance of this, however.

                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF K2 DIGITAL, INC. AND FUTUREXMEDIA, INC.

         On January 15, 2002, K2 Digital, Inc. ("K2") entered into an Agreement and Plan of Merger with FutureXmedia, Inc., f/k/a First Step Distribution Network, Inc. ("FX" and sometimes referred to as "FSDN") whereby FX will merge with and into First Step Acquisition Corp., a wholly-owned subsidiary of K2, with FX being the surviving corporation and existing as a wholly-owned subsidiary of K2. Under the terms of the merger agreement, the outstanding common shares of FX will be converted into common shares of K2 under an exchange ratio that will result in the former shareholders of FX holding approximately 89% or 8,760,000 of the outstanding shares of K2 immediately after the effective time of the merger.

         As the former shareholders of FX will control K2 after the transaction, the proposed merger will be accounted for as a reverse acquisition under which, for accounting purposes, FX is deemed to be the acquirer and K2 is deemed to be the acquired entity. Under these accounting principles, the post-merger company financial statements will represent FX on a historical basis consolidated with the results of operations of K2 from the effective date of the merger. Since the merger is expected to be accounted for as a reverse acquisition with a shell company, no goodwill is expected to be recorded.

         The accompanying unaudited pro forma combined condensed balance sheet at September 30, 2002 gives effect to the Merger as if it occurred on September 30, 2002. The accompanying unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 gives effect to the Merger as if it had occurred on January 1, 2001.

         The unaudited pro forma combined condensed balance sheet at September 30, 2002 was prepared based upon the unaudited historical balance sheets of K2 and FX. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 were prepared based upon the unaudited and audited, respectively, historical statements of operations of K2 and FX.

         The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of K2 and FX. Certain amounts in FX financial statements have been reclassified to conform to the K2 presentation.

         The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have been occurred had the Merger and the above-described merger transactions of K2 and FX occurred. All information contained herein should be read in conjunction with the financial statements and the notes thereto of and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in K2's annual report filed on Form 10-KSB for the year ended December 31, 2001 and the quarterly report filed on Form 10-QSB for the nine-month period ended September 30, 2002, which have been incorporated by reference.

                                 K2 DIGITAL, INC
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET



                                                                                 AS OF SEPTEMBER 30, 2002
                                                           --------------------------------------------------------------
                                                                       HISTORICAL
                                                            FIRST STEP
                                                           DISTRIBUTION                                        PRO FORMA
                                                              NETWORK        K2 DIGITAL      PRO FORMA          COMBINED
                                                                INC.            INC.        ADJUSTMENTS         COMPANY
CURRENT ASSETS:
  Cash                                                      $                $       487    $       --       $        487
  Interest receivable - stockholder                             8,884                                               8,884
  Investment in available-for-sale securities                                     40,700                           40,700
  Other                                                        66,916             16,246                           83,162
                                                            ---------        -----------    ----------       ------------
  Total current assets                                         75,800             57,433                          133,233
                                                            ---------        -----------    ----------       ------------

PROPERTY AND EQUIPMENT, net                                    25,337                                              25,337
                                                            ---------        -----------    ----------       ------------

OTHER ASSETS
     Investments                                              133,315                                             133,315
     Loans receivable - stockholders                           51,000                                              51,000
     Deposit                                                   10,378                                              10,378
                                                            ---------        -----------    ----------       ------------
                                                              194,693                                             194,693
                                                            ---------        -----------    ----------       ------------

                                                            $ 295,830        $    57,433    $       --       $    353,263
                                                            =========        ===========    ==========       ============

CURRENT LIABILITIES:
  Cash overdraft                                            $  10,701        $              $       --       $     10,701
   Accounts payable and accrued expenses                      130,319            245,404                          375,723
  Notes payable, net                                          326,196d                                            326,196
  Other current liabilities                                    19,973d                                             19,973
                                                            ---------        -----------    ----------       ------------

  Total current liabilities                                   487,189            245,404                          732,593
                                                            ---------        -----------    ----------       ------------

COMMITMENTS  AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:

   Preferred Stock, $0.01 par value, authorized
   1,000,000 shares issued and outstanding nil shares
  Common Stock:
   K2 Digital, Inc. -  $0.01 par value 25,000,000
   shares authorized 5,400,116 shares issued and
   4,982,699 shares outstanding (historical);                                     54,001       (43,413)a           98,188
   1,058,846 issued and 977,000 outstanding (post
   reverse stock split); 9,818,846 issued and
   9,737,000 outstanding (post merger)                                                          87,600b



   FX - no par value, 25,000,000 shares authorized
   8,760,000 shares issued and outstanding
   (historical) (d)                                           631,750d                        (631,750)b
   Treasury stock, 417,417 shares (historical); 81,846
   shares (post reverse stock split and merger), at
   cost                                                                         (819,296)                        (819,296)
  Additional paid-in capital                                  104,316          8,313,410        43,413a         1,253,803
                                                                                            (7,751,486)c
                                                                                               544,150b

  Accumulated other comprehensive income                                          15,400                           15,400
  Accumulated deficit                                        (927,425)d       (7,751,486)    7,751,486c          (927,425)
                                                            ---------        -----------    ----------       ------------
    Total stockholders' deficit                              (191,359)          (187,971)                        (379,330)
                                                            ---------        -----------    ----------       ------------

                                                            $ 295,830        $    57,433    $       --       $    353,263
                                                            =========        ===========    ==========       ============



SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                K2 DIGITAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS


                                                      FOR NINE MONTHS ENDED SEPTEMBER 30, 2002
                                  -----------------------------------------------------------------------------
                                               Historical
                                   FIRST STEP                                                       PRO FORMA
                                  DISTRIBUTION          K2 DIGITAL,           PRO FORMA              COMBINED
                                  NETWORK, INC.             INC.              ADJUSTMENTS            COMPANY
                                  -----------           -----------           -----------           -----------

REVENUES                          $        --           $        --           $        --           $        --
                                  -----------           -----------           -----------           -----------


GENERAL AND ADMINISTRATIVE
EXPENSES                              694,727                97,297                                     792,024
                                  -----------           -----------           -----------           -----------

LOSS FROM OPERATIONS                 (694,727)              (97,297)                                   (792,024)

OTHER INCOME (EXPENSE)               (103,823)               22,617                                     (81,206)
                                  -----------           -----------           -----------           -----------

NET LOSS                          $  (798,550)          $   (74,680)          $        --           $  (873,230)
                                  ===========           ===========           ===========           ===========

BASIC AND DILUTED LOSS PER
COMMON SHARE                      $     (0.83)          $     (0.01)                                $     (0.09)
                                  ===========           ===========                                 ===========

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING             966,671             4,979,036                                   9,736,282
                                  ===========           ===========                                 ===========



SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                K2 DIGITAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS



                                                            FOR YEAR ENDED DECEMBER 31, 2001
                                 ------------------------------------------------------------------------------
                                              HISTORICAL
                                  FIRST STEP
                                 DISTRIBUTION                                                         PRO FORMA
                                    NETWORK             K2 DIGITAL,             PRO FORMA              COMBINED
                                      INC.                  INC.               ADJUSTMENTS             COMPANY
                                  -----------           -----------           -----------           -----------

REVENUES                          $   242,321           $        --           $        --           $   242,321
                                  -----------           -----------           -----------           -----------


GENERAL AND
ADMINISTRATIVE EXPENSES               331,645               570,459                                     902,104

IMPAIRMENT OF AVAILABLE-
FOR-SALE SECURITIES                                       1,412,747                                   1,412,747
                                  -----------           -----------           -----------           -----------

LOSS FROM OPERATIONS                  (89,324)           (1,983,206)                                 (2,072,530)
                                  -----------           -----------           -----------           -----------

OTHER EXPENSE                         (19,836)                                                          (19,836)
                                  -----------           -----------           -----------           -----------

NET LOSS                          $  (109,160)          $(1,983,206)          $                     $(2,092,366)
                                  ===========           ===========           ===========           ===========

BASIC AND DILUTED
LOSS PER COMMON SHARE             $     (0.12)          $     (1.16)                                $     (0.22)
                                  ===========           ===========                                 ===========

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING                    881,250             4,440,836                                   9,630,752
                                  ===========           ===========                                 ===========



SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         "Pro Forma Adjustments" to the unaudited combined condensed balance sheet at September 30, 2002 are as follows:

         (a) Reflects reverse stock split in 5.1:1 ratio, reducing shares issued from 5,400,116 to 1,058,846, as follows:
                    Liabilities and stockholders' deficit:
                     Reduction of par value for stock split       (43,413)
                     Increase to additional paid-in capital        43,413

         (b) Reflects the issuance by K2 of 8,760,000 shares of K2 common stock to FSDN, in exchange for 100% of the outstanding common stock of FSDN.

         (c) Reflects the elimination of K2's historical accumulated deficit; the historical accumulated deficit of FSDN has been carried forward and the remaining equity accounts of FSDN have been reclassified to reflect the par value of the K2 stock issued with any differences reflected as additional paid-in capital.

         The September 30, 2002 historical balance sheet of FSDN has been restated to reflect significant subsequent debt and equity transactions, as discussed in footnote 7 of FSDN's financial statements filed herewith. These restated balances have been denoted with a (d).

         Unaudited pro forma combined basic and diluted share information of K2 and FSDN and earnings per share for the nine months ended September 30, 2002 and the year ended December 31, 2001 are as follows:


                                                        Nine Months Ended              Year Ended
                                                        September 30, 2002         December 31, 2001

K2 historical weighted average shares outstanding           4,979,036                 4,440,836
Adjusted for pro forma 5.1:1 reverse split                  Divided by 5.1            Divided by 5.1
K2 pro forma weighted average shares outstanding            976,282                   870,752

FSDN pro forma weighted average shares outstanding          8,760,000                 8,760,000

Pro forma combined weighted average shares outstanding      9,736,282                 9,630,752


K2 DIGITAL INC., CONSOLIDATED FINANCIAL STATEMENTS


         K2's consolidated financial statements for the last two fiscal years and for the first three quarters of 2002 are incorporated by reference to K2's annual report on Form 10-KSB/A, filed on May 31, 2002, which may be located at
www.sec.gov/Archives/edgar/data/1009624/000112528202001884/0001125282-02-001884.txt and to K2's quarterly reports on Form 10-QSB/A, filed on June 28, 2002, August
19, 2002, and November 20, 2002, respectively, which may be located at
www.sec.gov/Archives/edgar/data/1009624/000112528202002124/0001125282-02-002124.txt.,
http://www.sec.gov/Archives/edgar/data/1009624/000112528202002565/0001125282-02-002565.txt and
http://www.sec.gov/Archives/edgar/data/1009624/000100515002001301/0001005150-02-001301.txt.


FIRST STEP DISTRIBUTION NETWORK, INC. FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
First Step Distribution Network, Inc.
(Successor to First Step Consulting, LLC)

         We have audited the accompanying balance sheet of First Step Distribution Network, Inc. (successor to First Step Consulting, LLC) ("FSDN") as of December 31, 2001, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2001 and the period June 1, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of FSDN's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Step Distribution Network, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year ended December 31, 2001 and the period June 1, 2000 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that FSDN will continue as a going concern. As discussed in Note 6 to the financial statements, FSDN has incurred operating losses since inception and, as of December 31, 2001, had a significant working capital deficiency and no cash. These conditions raise substantial doubt about FSDN's ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/    ROTHSTEIN, KASS & COMPANY, P.C.



         Beverly Hills, California
         March 29, 2002

                      FIRST STEP DISTRIBUTION NETWORK, INC.
                    (Successor to First Step Consulting, LLC)
                                 BALANCE SHEETS



                                                                                SEPTEMBER 30,      DECEMBER 31,
                                                                                    2002              2001
                                                                                 (unaudited)
                                                                                -------------      ------------

ASSETS

CURRENT ASSETS
  Due from stockholder                                                            $      --          $   5,717
  Deferred issuance costs                                                            66,916
  Interest receivable - stockholders                                                  8,884              3,655
                                                                                  ---------          ---------

  Total current assets                                                               75,800              9,372
                                                                                  ---------          ---------

PROPERTY AND EQUIPMENT, NET                                                          25,337
                                                                                  ---------          ---------

OTHER ASSETS

  Investment                                                                        133.315              1,500
  Loans receivable - stockholders                                                    51,000            165,570
  Deposit                                                                            10,378
                                                                                  ---------          ---------

                                                                                    194,693            167,070
                                                                                  ---------          ---------

                                                                                  $ 295,830          $ 176,442
                                                                                  ---------          ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Cash overdraft                                                                  $  10,701          $     918
  Due to stockholder                                                                                    14,602
  Accounts payable and accrued expenses                                             130,319             29,604
  Payroll taxes payable                                                              15,973
  Customer advances                                                                   4,000              4,000
  Notes payable, net                                                                676,196             77,785
  Other advances                                                                     60,000
                                                                                  ---------          ---------

   Total current liabilities                                                        897,189            126,909
                                                                                  ---------          ---------

CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, no par value
    25,000,000 shares authorized;
    1,025,000 and 900,000 shares issued and outstanding at September
    30, 2002 (unaudited) and at December 31, 2001, respectively                     208,750            108,750
  Additional paid-in capital                                                        104,316             56,658
  Accumulated deficit                                                              (914,425)          (115,875)
                                                                                  ---------          ---------

  Total stockholders' equity (deficit)                                             (601,359)            49,533
                                                                                  ---------          ---------

                                                                                  $ 295,830          $ 176,442
                                                                                  ---------          ---------


                      FIRST STEP DISTRIBUTION NETWORK, INC.
                    (Successor to First Step Consulting, LLC)
                            STATEMENTS OF OPERATIONS



                                           NINE MONTHS         NINE MONTHS                            JUNE 1, 2000
                                              ENDED               ENDED            YEAR ENDED        (INCEPTION) TO
                                          SEPTEMBER 30,       SEPTEMBER 30,         DECEMBER          DECEMBER 31,
                                         2001 (unaudited)   2001 (unaudited)        31, 2001              2000
                                         ----------------   ----------------       ----------         -------------

CONSULTING REVENUE                          $      --           $ 195,071           $ 242,321           $ 124,948
                                            ---------           ---------           ---------           ---------

EXPENSES
Compensation                                  176,620             187,176              89,624             101,250
Consultants                                   112,680              18,900              52,900              12,650
Organization cost                              10,000                                  43,786
Commissions                                    25,050              28,900              39,750                 833
Rent                                           60,779              25,100              34,100
Payroll and related expenses                   31,613
Insurance                                      26,017
Travel                                          3,000               6,816              23,764               1,750
Professional fees                             207,050               2,000               3,061
Depreciation and Amortization                   6,638
                                            ---------           ---------           ---------           ---------

Other                                          35,280              37,619              44,660              15,180
                                            ---------           ---------           ---------           ---------

                                              694,727             306,511             331,645             131,663
                                            ---------           ---------           ---------           ---------

LOSS FROM OPERATIONS                         (694,727)           (111,440)            (89,324)             (6,715)
                                            ---------           ---------           ---------           ---------

OTHER INCOME (EXPENSE)

Interest income                                 5,956                                   3,655
Interest expense                             (109,779)                                (23,491)
                                            ---------           ---------           ---------           ---------

                                             (103,823)                                (19,836)
                                            ---------           ---------           ---------           ---------

NET LOSS                                    $(798,550)          $(111,440)          $(109,160)          $  (6,715)
                                            ---------           ---------           ---------           ---------

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING, basic and diluted                966,671             880,000             881,250             850,000
                                            ---------           ---------           ---------           ---------

LOSS PER COMMON SHARE, basic and
diluted                                     $   (0.83)          $   (0.13)          $   (0.12)          $   (0.01)
                                            ---------           ---------           ---------           ---------




See accompanying notes to financial statements

                      FIRST STEP DISTRIBUTION NETWORK, INC.
                    (Successor to First Step Consulting, LLC)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                           COMMON STOCK              ADDITIONAL
                                                  ------------------------------     PAID-IN          ACCUMULATED
                                                     SHARES          AMOUNT           CAPITAL           DEFICIT
                                                  --------------------------------------------------------------------
BALANCES, June 1, 2000 (inception)                           --   $           --    $            --    $           --
INTELLECTUAL CAPITAL CONTRIBUTIONS AND
STOCKHOLDERS' SERVICES CONTRIBUTED                      850,000            8,750
NET LOSS                                                                                                      (6,715)
                                                  --------------------------------------------------------------------
BALANCES, December 31, 2000                             850,000            8,750                              (6,715)
ISSUANCE OF COMMON STOCK                                 50,000          100,000
ISSUANCE OF OPTIONS                                                                          56,658
NET LOSS                                                                                                    (109,160)
                                                  --------------------------------------------------------------------
BALANCES, December 31, 2001                             900,000          108,750             56,658         (115,875)
ISSUANCE OF COMMON STOCK (unaudited)                     50,000           50,000
ISSUANCE OF COMMON STOCK IN CONSIDERATION OF
SERVICES RENDERED (unaudited)                            75,000           50,000
ISSUANCE OF OPTIONS (unaudited)                                                              47,658
NET LOSS (unaudited)                                                                                        (798,550)
                                                  --------------------------------------------------------------------
BALANCES, September 30, 2002 (unaudited)              1,025,000   $      208,750    $       104,316    $    (914,425)
                                                  --------------------------------------------------------------------

See accompanying notes to financial statements

                      FIRST STEP DISTRIBUTION NETWORK, INC.
                    (Successor to First Step Consulting, LLC)
                            STATEMENTS OF CASH FLOWS



                                                                   NINE MONTHS      NINE MONTHS
                                                                      ENDED            ENDED            YEAR       JUNE 1, 2000
                                                                  SEPTEMBER 30,    SEPTEMBER 30,        ENDED     (INCEPTION) TO
                                                                      2002             2001          DECEMBER 31,   DECEMBER 31,
                                                                   (unaudited)      (unaudited)         2001            2000
                                                                 -------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                        $     (798,550)   $    (111,440)  $     (109,160)      $  (6,715)
  Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
     Fair value of equity granted in consideration for services           50,000
     Extinguishment of debt for services rendered by stockholder          31,820
     Noncash interest                                                     74,254                            19,443
     Depreciation and amortization                                         6,639
     Stockholders' services contributed                                                                                      8,750
     Investment received in consideration for services                                                                      (1,500)
     Changes in operating assets and liabilities:
       Accounts receivable                                                                                   3,463          (3,463)
       Due from stockholder                                                5,717           (1,500)          (4,105)         (1,612)
       Interest receivable - stockholders                                 (5,229)                           (3,655)
       Deposit                                                           (10,378)
       Cash overdraft                                                      9,783           (5,544)             918
       Due to stockholder                                                                                   14,602
       Accounts payable and accrued expenses                             100,715           (2,000)          24,230           5,374
       Payroll taxes payable                                              15,973
       Customer advances                                                                                     4,000
                                                                 -------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     (519,256)        (120,484)         (50,264)            834
                                                                 -------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment                                                             (80,000)
  Loans to stockholders                                                                                   (165,570)
  Repayments of loans receivable-stockholders                             60,648
  Purchases of property and equipment                                    (31,976)
                                                                 -------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                    (51,328)                         (165,570)
                                                                 -------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                  50,000          100,000          100,000
  Net proceeds from notes payable and options                            527,500           19,650          115,000
  Payment of deferred issuance costs                                     (66,916)
  Other advances                                                          60,000
                                                                 -------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                570,584          119,650          215,000
                                                                 -------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                              (834)            (834)            834

CASH, beginning of period                                                                     834              834
                                                                 -------------------------------------------------------------------
CASH, end of period                                               $           --    $          --   $           --       $     834
                                                                 -------------------------------------------------------------------


SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING
   ACTIVITIES

     Investment purchased through debt financing                      $   51,815     $         --     $          --     $       --
                                                                      ----------     ------------     -------------     ----------
     Loans receivable from stockholder offset against amounts
     due to stockholder                                               $   22,102     $         --     $          --     $       --
                                                                      ----------     ------------     -------------     ----------



See accompanying notes to financial statements

                      FIRST STEP DISTRIBUTION NETWORK, INC.
                    (Successor to First Step Consulting, LLC)
                          NOTES TO FINANCIAL STATEMENTS
(Information for the nine months ended September 30, 2002 and 2001 is unaudited)

1.       Nature of operations and summary of significant accounting policies

Nature of Operations

First Step Distribution Network, Inc. (FSDN or the "Company"), successor to First Step Consulting, LLC (FSC), was incorporated as Inficom, Inc. on July 25, 2001. On December 24, 2001, the board of directors of Inficom, Inc. approved the merger of FSC into Inficom and changed FSDN's name to First Step Distribution Network, Inc. FSC was established on June 1, 2000 and ceased its existence on December 26, 2001.

On December 26, 2001, FSC contributed its net assets to FSDN in exchange for 900,000 shares of common stock in FSDN (a conversion rate of 9,000 shares of FSDN for each one percent membership interest in FSC). The contribution of FSC has been accounted for as a merger of entities under common control and has been recorded in a manner similar to a pooling of interests.

FSDN was formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry. FSDN engineers business models that increase real and perceived value, both business-to-business and business-to-consumer, between all types of businesses. FSDN assists hi-tech companies within the computer, electronic, internet and digital entertainment arenas in the areas of licensing, distribution, strategic partnerships, business development, sales, marketing, business models and strategies, financial strategies, venture capitalization and initial public offering preparation. It also provides sales staff training in account infiltration, account sales, contract negotiations and account management.

Basis of Presentation

The accompanying financial statements have been restated to include the accounts of previously separate entities which have been combined. Additionally, certain amounts in the 2001 financial statements have been reclassified to conform to the September 30, 2002 (unaudited) presentation.

Property and Equipment (unaudited)

Property and equipment is stated at cost. FSDN provides for depreciation on equipment using the straight-line method over the estimated useful life, ranging from 5 to 7 years. Leasehold improvements were initially amortized over 3 years, which was the estimated term of the lease. The lease term was subsequently reduced and the amortization accelerated to the actual lease term.

Investments

In July 2002 (unaudited), FSDN purchased shares (approximately 1.5%) in a privately-traded Korean company, Skycam TV, for $131,815. Of this amount, $51,815 was provided through a loan from Hideo Matsuoka (See Notes 2 and 7). The investment is being held for investment purposes and is being accounted for as an available-for-sale security. Accordingly, unrealized gain (loss) on this investment will be reported as other comprehensive income (loss).

During 2000, FSDN received shares (less than 1%) in a closely-held company in consideration for services provided. Since the shares are not readily marketable, the board of directors initially valued the investment at the estimated value of services rendered. Thereafter, the investment is being accounted for on the cost method.

FSDN periodically assesses the recoverability of the carrying amount of its investments. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the investments. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

FSDN recognizes revenue when it is earned based on the terms of each customer contract.

Fair Value of Financial Instruments

Financial instruments held by FSDN include cash overdraft, accounts payable and accrued expenses, customer advances and notes payable. The values of cash overdraft, accounts payable and accrued expenses and customer advances are considered to be representative of fair values because of the short maturity of these instruments. The fair value of the notes payable approximates book value primarily because the contractual interest rates approximate prevailing market rates.

FSDN accounts for its loans receivable and advances to stockholders under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan". Under SFAS No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS No. 114 requires lenders to measure impaired loans based on: (i) the present value of expected future cash flows discounted at the loans' effective interest rate; (ii) the loan's observable market price; or (iii) the fair value of the collateral if the loan is collateral-dependent. An allowance for loan losses is maintained if the measure of an impaired loan is less than its recorded investment. Adjustments to the allowance are made through corresponding charges or credits to the provision for loan losses.

Loss per Common Share

Loss per common share is computed based on the weighted average number of common shares outstanding.

FSDN complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share. Basic earnings (loss) per share excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding options and convertible debt is antidilutive, they have been excluded from FSDN's computation of net loss per common share. Therefore, basic and diluted loss per common share were the same for the nine months ended September 30, 2002 and 2001(unaudited), the year ended December 31, 2001 and the period June 1, 2000 (inception) to December 31, 2000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results may differ from those estimates.

Income Taxes

FSDN complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements

In 2001 and 2002, the Financial Accounting Standards Board ("FASB") issued SFAS Nos. 141, 142, 144 and 146, "Business Combinations", "Goodwill and Other Intangibles", "Accounting for the Impairment or Disposal of Long-Lived Assets" and "Accounting for Costs Associated with Exit or Disposal Activities". FSDN's implementation of these pronouncements, if applicable, did not have a significant impact on its financial position, results of operations or cash flows.

2.       Notes payable and other Advances

         At September 30, 2002 (unaudited) and December 31, 2001, notes payable consist of the following:


                                                                                           September 30,       December 31,
                                                                                               2002                2001
                                                                                            (unaudited)
                                                                                        ------------------ -------------------
Note payable - Brian C. Lysaght, interest at 5% per annum, due November 6, 2002 (a)     $         100,000  $           50,000

Note payable - James Quigley, due February 5, 2002, loan fee of $2,000 and interest at 13% per annum after due date, collateralized by certain assets of
the Company (b)                                                                                    15,000              20,000

Note payable - John Keller, due February 5, 2002, loan fee of $2,000 and interest at 13% per annum after due date, collateralized by certain assets of
the Company (e)                                                                                    20,000              20,000

Note payable - John Keller, due June 10, 2002, loan fee of $2,000 and interest at 13% per annum after due date, collateralized by certain assets of the
Company (e)                                                                                        20,000

Note payable - Daniel Keller, due February 5, 2002, loan fee of $1,000 and interest at 13% per annum after due date, collateralized by certain assets of
the Company (b)                                                                                    10,000              10,000

Note payable - Robert Millet, interest at 10% per annum, due September 21, 2002                                         7,500

Note payable - Winston Millet, interest at 10% per annum, due September 21, 2002                    7,500               7,500

Note payable - Don Sweda, interest at 10% per annum, due June 10, 2002 (c)                         10,000

Note payable - Neil Malow, interest at 10% per annum, due June 8, 2002 (b)                         10,000

Note payable - Stephen Zuckerman, interest at 10% per annum, due September 30,
2002, collateralized by certain assets of the Company (d)                                         100,000

Note pabable - Leslie Klien, interest at 8% per annum, due May 13, 2003                            39,500

Note payable - Future Investment Co., interest at 10% per annum, due April 11, 2003               150,000

Note payable - Hideo Matsuoka, interest at 10% per annum, due May 2, 2003                         204,815
                                                                                        ------------------ -------------------
                                                                                                  686,815             115,000
Less: unamortized debt discount                                                                    10,619              37,215
                                                                                        ------------------ -------------------
Notes payable, net                                                                      $         676,196  $           77,785
                                                                                        ------------------ -------------------

(a) The Lysaght note, amended pursuant to a February 2002 Revised Term Sheet and Agreement ("RTSA"), is convertible into shares of K2 (if the transaction with K2 is consummated) (see Note 5) at a conversion rate of the lesser of (a) $0.0375 per share or (b) 80% of the lowest bid price of K2 during the 20 trading days prior to such conversion, subject to limitations as defined in the RTSA.

       In connection with the issuance of this note, FSDN issued options to purchase shares of K2 (if the transaction with K2 is consummated) (see
       Note 5). FSDN has allocated $73,316 and $36,658 as of September 30, 2002 (unaudited) and December 31, 2001, respectively, as the estimated value of the options issued with the note. The amount is being amortized as additional interest expense with a corresponding increase to notes payable over the life of the note using the effective interest method until such note is repaid. At September 30, 2002 (unaudited) and December 31, 2001, $62,697 and $6,110 respectively, have been amortized. The unamortized balances at September 30, 2002 (unaudited) and December 31, 2001 are $10,619 and $30,548, respectively, which are reflected as a reduction of notes payable.

       Pursuant to the Supplemental November 2002 Agreement (see Note 7), the terms of the Lysaght note have been clarified to reflect a convertibility to 275,000 shares of K2 (if the transaction with K2 is consummated) (see
       Note 5).

(b) These notes include a provision to issue the note holders an aggregate of 35,000 shares of common stock of K2 (if the transaction with K2 is consummated) (see Note 5). FSDN has accounted for this provision as options with a cashless exercise price. Accordingly, FSDN has allocated $25,000 and $20,000 as of September 30, 2002 (unaudited) and December 31, 2001, respectively, as the estimated value of the cashless options issued with these notes. These amounts are being amortized as additional interest expense with a corresponding increase to notes payable over the lives of the respective notes using the effective interest method until such notes are repaid. At September 30, 2002 (unaudited) and December 31, 2001, $25,000 and $13,333, respectively, have been amortized. The unamortized balances at September 30, 2002 (unaudited) and December 31, 2001 are $0 and $6,667 respectively, which are reflected as a reduction of notes payable.

       Pursuant to the Supplemental November 2002 Agreement (see Note 7), these noteholders will receive 60,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5). This provision supersedes the 35,000 share provision detailed in the preceding paragraph.

(c) This note includes a provision to issue the note holder an aggregate of 7,500 shares of common stock of FSDN. If the transaction with K2 is consummated (see Note 5), FSDN shall re-register these shares for resale. FSDN has accounted for this provision as an option with a cashless exercise price. Accordingly, FSDN has allocated $6,000 as the estimated value of the cashless option issued with this note as of September 30, 2002 (unaudited). This amount is being amortized as additional interest expense with a corresponding increase to notes payable over the life of the note using the effective interest method until the note is repaid. The estimated value of the cashless option has been completely amortized as of September 30, 2002.

       Pursuant to the Supplemental November 2002 Agreement (see Note 7), this noteholder will receive 10,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5). This provision supersedes the 7,500 share provision detailed in the preceding paragraph.

(d) This note is personally guaranteed by Hideo Matsuoka and Robert Millet. The note also provides for an increased interest rate of 13% per annum after the stated maturity date if the note is not repaid in full.

(e) Pursuant to the Supplemental November 2002 Agreement (see Note 7), this noteholder will receive 40,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5).

Other advances (unaudited)

During the nine months ended September 30, 2002 (unaudited), FSDN received $60,000 in consideration of 120,000 shares to be issued in K2 (see Note 5). In November 2002, the $60,000 was converted into 120,000 shares of FSDN's common stock (see Note 7).

3.       Income taxes

As of September 30, 2002 (unaudited) and December 31, 2001, FSDN has a net operating loss carryforward totaling approximately $842,000 and $44,000 respectively to offset taxable income in future years through 2012 and 2011(California), respectively, and 2022 and 2021 (Federal), respectively. At September 30, 2002 (unaudited), the net operating loss carryforward resulted in an estimated $261,000 and $74,000 of Federal and state deferred tax assets, respectively.

At December 31, 2001, the net operating loss carryforward resulted in an estimated $6,000 and $4,000 Federal and state deferred tax assets, respectively. A full valuation allowance has been established for these deferred tax assets since their realization is considered unlikely.

4.       Related party transactions

During the year ended December 31, 2001, two of the stockholders of FSDN, in connection with their tax planning strategies in light of FSC's contribution of net assets to FSDN (see Note 1), borrowed funds from FSDN aggregating $165,570. These notes, which accrue interest at 6.5% per annum due annually, are due, together with unpaid interest, in December 2006. However, during the nine months ended September 30, 2002 (unaudited), one of the stockholders repaid approximately $83,000 (including offsetting approximately $22,000 of amounts due him) and approximately $32,000 was expensed for services rendered, leaving a receivable balance at September 30, 2002 (unaudited) of approximately $51,000. Further, subsequent to September 30, 2002, the stockholder repaid the remaining balance of $51,000 (unaudited) (see Note 7). Interest on these notes for the nine months ended September 30, 2002 (unaudited) and for the year ended December 31, 2001 is $5,956 and $3,655, respectively.

At September 30, 2002 (unaudited) and December 31, 2001, notes payable to related parties (Robert and Winston Millet) aggregated $7,500 and $15,000, respectively (see Note 2 for further detail). During the nine months ended September 30, 2002 (unaudited), Robert Millet offset his balance of $7,500 against certain loans receivable (see preceding paragraph).

FSDN rented office space from a stockholder on a month-to-month basis through May 2002. Payments for rent for the nine-month periods ended September 30, 2002 and 2001 (unaudited), the year ended December 31, 2001 and the period June 1, 2000 (inception) to December 31, 2000 were $6,000, $25,100, $34,100 and none, respectively.

For the year ended December 31, 2001, the period June 1, 2000 (inception) to December 31, 2000 and the nine month periods ended September 30, 2002 and 2001 (unaudited), compensation to stockholders was approximately $90,000, $101,000, $177,000 and $187,000 respectively.

5.       Proposed merger

FSDN entered into an agreement as of January 15, 2002 for a proposed merger with K2 Digital, Inc. ("K2") whereby FSDN will merge with and into First Step Acquisition Corp., a wholly-owned subsidiary of K2, with FSDN being the surviving corporation and existing as a wholly-owned subsidiary of K2. Under the terms of the agreement, the outstanding common shares of FSDN will be converted into common shares of K2 under an exchange ratio that will result in the former shareholders of FSDN holding approximately 90% or 8.76 million of the outstanding shares of K2 immediately after the effective time of the merger.

6.       Going concern

Through September 30, 2002 (unaudited) and December 31, 2001, FSDN has incurred operating losses aggregating approximately $914,000 and $116,000, respectively, since inception.

At September 30, 2002 (unaudited) and December 31, 2001, FSDN had a working capital deficiency of approximately $821,000 and $118,000, respectively, and at September 30, 2002 (unaudited), FSDN had a stockholders' deficiency of approximately $601,000. Further, at September 30, 2002 (unaudited) and December 31, 2001, FSDN had a cash overdraft of approximately $11,000 and $1,000, respectively. These factors, among others, indicate that FSDN may be unable to continue operations as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classifications of assets and liabilities which could result should FSDN be unable to continue as a going concern.

Management's plans include a proposed merger with a publicly traded "shell" company which would result in FSDN's assets and liabilities being assumed by that entity (see Note 5). Management believes that such a merger will allow FSDN to have broader access to capital and to effectuate strategic business combinations or arrangements using the publicly traded company's securities as the medium of exchange. If FSDN is unsuccessful in completing the proposed merger, management's alternative plan includes a further search for a similar business combination or strategic alliance. There is no assurance that this transaction, or management's alternative plan, will be realized.

7. Subsequent events (unaudited)

All notes payable as of September 30, 2002 (unaudited), which have become due and have not been paid, have been verbally extended by the lenders up to the date of completion of the proposed merger.

In October 2002, a note payable amounting to $39,500 at September 30, 2002 was offset against loan receivable-stockholder based on an agreement between the stockholder and the note holder. The remaining loan receivable from the stockholder was also paid in full in October 2002.

In November 2002, FSDN entered into an agreement ("the November 2002 Agreement") with Future Investment Co., a British Virgin Islands corporation ("FIC") and Hideo Matsuoka. The November 2002 Agreement provides for the conversion of $350,000 of debt, $150,000 by FIC and $200,000 by Hideo Matsuoka, into 6,600,000 shares of common stock of FSDN. The stock was distributed in the name of 18 different individuals and trusts.

In addition to the 6,600,000 shares and pursuant to an agreement related to the November 2002 Agreement ("the Supplemental November 2002 Agreement"), 1,135,000 shares of FSDN's common stock were designated or issued to existing debt holders, a vendor and preexisting FSDN stockholders ("preexisting stockholders") as follows; (i) 120,000 shares to parties who had previously advanced FSDN $60,000 (see Note 2, other advances); (ii) 438,543 shares to Leslie Klein or his trust; (iii) 33,333 shares to a vendor for professional services rendered and
(iv) 543,124 shares to Robert Millet, an officer and preexisting stockholder, and other preexisting stockholders for services rendered and other considerations. Further, the Supplemental November 2002 Agreement (i) clarifies (and modifies) the terms of convertible debt and options issued under previous agreements (see Note 2), (ii) grants an additional 365,000 shares in K2 (if the transaction with K2 is consummated) and (iii) grants options to purchase an additional 255,000 shares in K2 in prices ranging from $0.01 to $1.00 per share.

As of November 11, 2002, FSDN has 8,760,000 common shares outstanding.

The following unaudited pro-forma condensed balance sheet is presented as if the November 2002 transactions occurred as of September 30, 2002 (in thousands):


                                                 September 30, 2002          Pro-Forma           September 30, 2002
                                                    (as reported)            Adjustments            (as restated)
                                               ----------------------   --------------------   ----------------------

Current assets                                      $          76             $     -               $          76
Noncurrent assets                                             220                 (40) (a)                    180
                                               -----------------------------------------------------------------------
     Total assets                                   $         296             $   (40)              $         256
                                               =======================================================================

Notes payable                                       $         676             $  (390) (a)          $         286
Other advances                                                 60                 (60)
Other current liabilities                                     161                                             161
                                               -----------------------------------------------------------------------
     Total liabilities                                        897                (450)                        447

Common stock                                                  209                 423                         632
Additional paid-in capital                                    104                                             104
Accumulated deficit                                          (914)                (13)                       (927)
                                               -----------------------------------------------------------------------
     Total stockholders' deficit                             (601)                410                        (191)
                                               -----------------------------------------------------------------------
Total liabilities and stockholders' deficit         $         296             $   (40)              $         256
                                               =======================================================================


(a) Gives effect to a October 2002 "offsetting" transaction as discussed in a preceding paragraph.

In December, 2002 FSDN changed its name to FutureXMedia, Inc.

                       WHERE YOU CAN FIND MORE INFORMATION

         K2 files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. K2 stockholders may read and copy any reports, statements or other information that K2 files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.
              ------------------

         The Securities and Exchange Commission allows K2 to "incorporate by reference" information into this Information Statement, which means that K2 can disclose important information to its stockholders by referring them to another document filed separately with the Securities and Exchange Commission. As a result some of the important business and financial information relating to K2 that you may want to consider on deciding how to vote is not included in this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information in this Information Statement. This Information Statement incorporates by reference the documents set forth below that K2 has previously filed with the Securities and Exchange Commission. These documents contain important information that you should read about K2 and its finances.

K2 SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 000-1-11873)

                      SEC FILING                                                     PERIOD
Amendment to Quarterly Report on Form 10-QSB/A          Quarter ended September 30, 2002; Filed on November 20, 2002
Quarterly Report on Form 10-QSB                         Quarter ended September 30, 2002; Filed on November 19, 2002
Quarterly Report on Form 10-QSB                         Quarter ended June 30, 2002; Filed on August 19, 2002

Amendment to Quarterly Report on Form 10-QSB/A          Quarter ended March 31, 2002; Filed on June 28, 2002
Amendment to Annual Report on Form 10KSB/A              Fiscal year ended December 31, 2001; filed on May 31, 2002
Quarterly Report on Form 10-QSB                         Quarter ended March 31, 2002; Filed on May 20, 2002
Annual Report on Form 10-KSB/A                          Fiscal year ended December 31, 2001; filed on April 16, 2002
Current Report on Form 8-K                              Filed on April 16, 2002
Current Report on Form 8-K                              Filed on January 17, 2002
Registration Statement on Form 8-A                      Filed on June 26, 1996


         You may request a copy of the K2 documents described above, which will be provided at no cost, by contacting K2 Digital, Inc. 770 Lexington Avenue, Sixth Floor New York, New York 10021, (212) 935-6000.

         K2 is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this Information Statement and the date of the special meeting of K2 stockholders.

         K2 has supplied all information contained in this Information Statement relating to K2, and FX has supplied all information contained in this Information Statement relating to itself.

         FX is a private company. Information concerning FX, including copies of all financial statements and documents referred to in this Information Statement are available, upon request, by contacting First Step Distribution Network, 9601 Wilshire Blvd., Suite 315, Beverly Hills, California 90210 (310) 246-3222.

         You should rely only on the information contained in this Information Statement to vote on the proposal(s) to be considered. Neither FX nor K2 has authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than February __, 2003, and the mailing of the Information Statement to you shall not create any implication to the contrary.

                                     ANNEXES

         Annex A: Section 262 of the Delaware General Corporation Law

         Annex B: Voting Ballot

                                     ANNEX A
                                K2 DIGITAL, INC.

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SS. 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     ANNEX B
                                K2 DIGITAL, INC.

                                  VOTING BALLOT

         Number of Shares Voted on this Ballot: _____________________________

         The undersigned record holder of the shares shown above hereby casts one vote for each share in favor of the following proposals:

         FOR the Reverse Stock Split described in the Information Statement dated February ___, 2003.

         FOR the Merger described in the Information Statement dated February ___, 2003.

         FOR the election of John McCracken, Robert Millet and Leslie Klein as directors of K2 Digital, Inc.

         FOR the issuance of shares pursuant to the Merger described in the Information Statement dated February ___, 2003.

         This Ballot is for use at the Special Meeting of Stockholders of K2 Digital, Inc. to be held on March ___, 2003.

         Date: March ___, 2003

                                            ------------------------------------
                                            Signature of Record Holder

                                            ------------------------------------
                                            Name of Record Holder (please print)
                                            and representative capacity, if any